Exhibit (a)(1)

CERTIFICATE OF LIMITED PARTNERSHIP

OF

AIP PRIVATE EQUITY OPPORTUNITIES FUND I P LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:

FIRST: The name of the Partnership is: AIP Private Equity Opportunities Fund I P LP.

SECOND: The address of the registered office of the Partnership in Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808 and the name of its registered agent at such address is Corporation Service Company.

THIRD: The name and business, residence or mailing address of the General Partner is as follows:

Morgan Stanley Alternative Investment Partners LP
One Tower Bridge
100 Front Street
Suite 1100
West Conshohocken, Pennsylvania 19428

IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Limited Partnership of AIP Private Equity Opportunities Fund I P LP as of this _____ day of [ ], 2019.

AIP PRIVATE EQUITY OPPORTUNITIES FUND I P LP GENERAL PARTNER: MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP
By:	Morgan Stanley AIP GP LP, its general partner

By:	Morgan Stanley Alternative Investments LLC, its general partner
By:	/s/ John Wolak
Name:	John Wolak
Title:	Authorized Person